Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
April 21, 2020	Bill Marshall	Trisha Meade
	Vice President, Investor Relations	Director, Communications & Engagement
	(804) 287-8108	(804) 285-5390
	bill.marshall@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company Announces
Intention to Offer $250 Million of Senior Notes

RICHMOND, Va. – Performance Food Group Company (“PFG”) (NYSE: PFGC) announced today that its indirect wholly-owned subsidiary, Performance Food Group, Inc., intends, subject to market and other conditions, to offer $250 million aggregate principal amount of Senior Notes due 2025 (the “notes”). PFG intends to use the net proceeds from the offering for working capital and general corporate purposes and to pay related fees and expenses.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 100 distribution facilities, thousands of talented associates and valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 200,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements relating to the intended use of proceeds from the offering. These statements include, but are not limited to, all statements that do not relate solely to historical or current facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the factors discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, which could cause actual future results to differ materially from those expressed in any forward-looking statements.

Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.

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